SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2011

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738
(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2011, Vermillion, Inc. (the “Company”) entered into an Exclusive Distribution Agreement (the “Agreement”) with Pronto Diagnostics Ltd. (“Pronto Diagnostics”). Pursuant to the Agreement, Pronto Diagnostics will have the exclusive right to distribute the OVA1® ovarian tumor triage test (“OVA1”) in Israel and areas under Palestinian control (the “Territory”) for a certain period of time as specified in the Agreement, provided that Pronto Diagnostics will sell certain minimum quantities of OVA1 to maintain the exclusive distributorship in the Territory. The Agreement also establishes the amounts that Pronto Diagnostics will pay to the Company with respect to the performance of OVA1 in the Territory.

Item 2.02	Results of Operations and Financial Condition.

On August 4, 2011, the Company issued a press release reporting financial results for the quarter ended June 30, 2011. A copy of the Company’s press release dated August 4, 2011 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01	Other Events.

On August 3, 2011, the Company issued a press release announcing the execution of the Agreement. On August 4, 2011, the Company issued a press release reporting the financial results for the quarter ended June 30, 2011. Copies of the Company’s two press releases are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	99.1	Press Release dated August 3, 2011

	99.2	Press Release dated August 4, 2011

In accordance with General Instruction B.2 of Form 8-K, the information provided under Item 2.02 of this Current Report, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: August 4, 2011	By:	/s/ Sandra A. Gardiner
Sandra A. Gardiner
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 3, 2011

99.2	Press Release dated August 4, 2011